UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
     Advanced Energy Industries, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on Tuesday, May 4, 2011 to vote on four proposals. The following matters set forth on the Proxy Statement dated March 16, 2011, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.
     1. Election of eight (8) directors.
     The following eight nominees were elected to serve as directors of the Company, with the following votes tabulated:

	For	Withhold	Broker Non-Vote
Douglas S. Schatz	29,366,095	4,026,157	5,087,853
Frederick A. Ball	33,298,858	93,394	5,087,853
Richard P. Beck	31,519,842	1,872,410	5,087,853
Hans Georg Betz	33,299,360	92,892	5,087,853
Trung T. Doan	32,197,982	1,194,270	5,087,853
Edward C. Grady	32,029,884	1,362,368	5,087,853
Terry Hudgens	32,198,710	1,193,542	5,087,853
Thomas M. Rohrs	32,154,104	1,238,148	5,087,853
Each director has been elected to serve until the next Annual Meeting of Stockholders (expected to be held in 2012), or his successor has been elected and qualified or until such director’s earlier resignation or removal.
     2. Ratification of the appointment of Grant Thornton LLP.
     The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2011 was ratified as follows:

For	Against	Abstain	Broker Non-Vote
38,392,502	73,023	14,280	0
     3. Advisory vote on executive compensation.
     The compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved on an advisory basis as follows:

For	Against	Abstain	Broker Non-Vote
26,733,962	6,616,373	41,917	5,087,853
     4. Advisory vote on the frequency of future advisory votes on executive compensation.
     On an advisory basis, the Company’s stockholders indicated a preference for an advisory vote on executive compensation to be held annually, as follows:

3 Years	2 Years	1 Year	Abstain
12,210,989	122,453	21,037,804	21,006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: May 5, 2011	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Senior Vice President, General Counsel & Corporate Secretary